A PROFESSIONAL SERVICES FIRM

Certified Public Accountants
Business Consultants

dm-t
decoria · maichel · teague

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Goldrich Mining Company of our report dated March 23, 2010, except Note 10, which is dated April 2, 2010 relating to the consolidated financial statements of Goldrich Mining Company, which appears in such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

DeCoria, Maichel & Teague, P.S.

Spokane, Washington
January 4, 2011